                                                                    EXHIBIT 99.6



                           CONSENT OF WILLIAM M. HABER

         The undersigned hereby consents to the inclusion of his name in the Prospectus constituting a part of this Registration Statement on Form S-1 as a person to become a director of Crown Media Holdings, Inc. upon consummation of its initial public offering of Class A common stock, par value $.01 per share.


Signature: /s/ William M. Haber
          ---------------------
          William M. Haber


Dated:    March 6, 2000